UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934

                         Date of Report: April 9, 1998


                          PURSUIT VENTURE CORPORATION
                          ---------------------------
             (Exact name of registrant as specified in its charter)



            Delaware                    33-38214-D               62-1458678
            --------                    ----------               ----------
(State or Other Jurisdiction of     Commission File No.      (I.R.S. Employer
Incorporation or Organization)                               Identification No.)



                                1621 Altivo Way
                         Los Angeles, California 90026
                         -----------------------------
                    (Address of principal executive offices)


              Registrant's telephone number, including area code:
                                 (818) 980-0929
                         ------------------------------

       Registrant's Name or former address, if changed since last Report:


            This Report contains three sequentially numbered pages.






                               Page one of three

ITEM 1.

Changes in Securities

     As of December 31, 1997, the Company had no assets and liabilities of $20,000. In these circumstances, the Company was neither able to meet its current obligations nor provide for the operational expenses of its continued existence. Management was therefore faced with the decision of liquidating the Company in which case all stockholders would have lost any value their shareholding in the Company may have had. In order to avoid this eventuality, the Company's sole Director and Officer, Patrick C. Brooks, undertook to satisfy the Company's obligations in exchange for 1,500,000 shares of Common Stock. This transaction took place on April 9, 1998. This transaction was not conducted at arm's length.

     Prior to the aforesaid transaction, Mr. Brooks held 230,000 shares of the Common Stock, representing 46% of the issued and outstanding stock. After the transaction, he held 1,730,000 shares of stock representing 87% of the outstanding stock.





                               Page two of three

SIGNATURES


Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                           PURSUIT VENTURE CORPORATION



                                           /s/ Patrick C. Brooks
                                           -------------------------------------
                                           Patrick C. Brooks
                                           Director, President and Secretary

Date:  April 9, 1998


                              Page three of three